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                             [LETTERHEAD]


FOR IMMEDIATE RELEASE


CONTACT:       Jim Knighton             Julie Wood
               VP, Investor Relations   Director, Corp. Communications
               (510) 923-6055           (510) 923-6686


                CHIRON NAMES SEAN LANCE AS CHIEF EXECUTIVE OFFICER
                   Edward Penhoet Assumes Role of Vice Chairman

Emeryville, CA - March 22, 1998 - Chiron Corporation (NASDAQ: CHIR) announced today the appointment of Sean P. Lance as chief executive officer effective May 1, 1998. Lance, 50, will succeed Edward E. Penhoet, Ph.D., a co-founder of Chiron and its chief executive officer since the company's inception in 1981. In his role as chief executive officer, Lance will be responsible for the company's three commercial units which include Chiron Diagnostics, Chiron Therapeutics and Chiron Vaccines as well as its research unit, Chiron Technologies.

Lance's career in the pharmaceutical industry spans thirty years. Most recently he was chief operating officer responsible for international operations and chief executive designate at Glaxo Wellcome Plc, the world's largest pharmaceutical company. He began his career with the Noristan Group of Companies Limited. From 1982 to 1985, he was with the Boots Company (South Africa) Pty Limited where he rose to executive chairman. At Glaxo from 1985 to 1997, he progressed through ever increasing levels of management responsibility in various sectors of the business including Europe, Asia, Africa and Australia.

"This is an exciting time for me to assume the leadership of Chiron, an organization known for its innovation and excellence in research that is poised for rapid commercial growth," said Lance. "Coming from a large and complex international pharmaceutical company, I intend to apply my experience and organizational talents to develop an effective scientific and commercial culture. I will help extend the global reach of Chiron's products which address some of the world's most important diseases."

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Page 2 - Chiron Names Lance CEO

"I am extremely pleased to hand over the leadership of Chiron to an executive of Sean's caliber," said Penhoet. "His experience in helping shape Glaxo during its rise to prominence will be invaluable to Chiron. Sean's extensive operating experience will broaden and complement the talents of the existing management team."

Penhoet, in his new role as vice chairman, will serve as the company's principal liaison with its extensive network of academic and corporate collaborators as well as Chiron's primary governmental contact.

William J. Rutter, Ph.D., Chiron's chairman, stated, "I am extremely enthusiastic about the appointment of Sean as Chiron's new chief executive. Not only is he an accomplished businessman with extensive experience, but he is an outstanding individual of high character and many talents. His appointment is endorsed by the entire management team. I am very pleased to support this transition of leadership in whatever way I can."

Lance was president of the International Federation of Pharmaceutical Manufacturers Associations (IFPMA) from 1996 to 1998 and was an executive member of the International Committee of Pharmaceutical Research and Manufacturers of America (PHRMA). He was also a director of the British Pharma Group (BPG), a member of the Strategic Advisory Committee of the European Federation of Pharmaceutical Industries' Associations (EFPIA), and served on the Steering Committee of Healthcare 2000. Lance is the past president of the Pharmaceutical Manufacturers Association of South Africa, the Proprietary Association of South Africa and a past vice president of the Association of British Pharmaceutical Industry (ABPI).

Chiron is a leading biotechnology company that combines diagnostic, vaccine and therapeutic strategies for controlling diseases. The company's broad technology platform is focused on developing products for diagnosing, preventing and treating infectious and cardiovascular diseases as well as cancer. Chiron employs more than 6,500 people in facilities on four continents.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISK AND UNCERTAINTIES. THERE ARE A NUMBER OF FACTORS THAT COULD CAUSE THE CHIRON'S ACTUAL PERFORMANCE TO DIFFER MATERIALLY FROM EXPECTATIONS. THESE AND OTHER FACTORS INVESTORS SHOULD CONSIDER ARE MORE THOROUGHLY DESCRIBED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE FORM 10-Q AND FORM 10-K.

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